Exhibit 99.2
                                                     ------------

KPMG

200 Crescent Court                           Telephone 214-840-2000
Suite 300                                    Fax 214-840-2297
Dallas, TX  75201-1885









April 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
Washington, D.C.  20549

     Dear Sir/Madam:

     We were previously principal accountants for Intac International, Inc. (the Company) and, under the date of April 10, 2002, we reported on the consolidated financial statements of the Company as of December 31, 2001 and for the period from January 3, 2001 (date of inception) to December 31, 2001. On April 18, 2002, we resigned. We have read the Company's statements included under Item 4 of its Form 8-K dated April 18, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that it is in the process of interviewing accounting firms to replace KPMG and expects to announce a suitable replacement therefor shortly; that without agreeing with the conclusions reached in KPMG's letter dated April 11, 2002, the Company advises that it has, since the first quarter of 2002, become aware of the need to retain additional senior management personnel with finance and public accounting experience so as to expand these capabilities commensurate with its growth; that the Company expects to announce one or more such additions shortly; and that the Board of Directors of the Company does not believe that its decision to delay the expansion of its finance department has affected the quality of the Company's consolidated financial statements for any period previously reported.

Sincerely,


/s/ KPMG LLP
----------------------------
KPMG LLP